Exhibit 99.1

DISCOVER FINANCIAL SERVICES ANNOUNCES PUBLIC OFFERING OF COMMON STOCK

RIVERWOODS, Ill., July 6, 2009 - Discover Financial Services (NYSE:DFS) today announced it has commenced an underwritten public offering of $500 million of its common stock. The net proceeds from the offering will be used for general corporate purposes, which may include capital contributions to the company’s subsidiary, Discover Bank, possible investments in the company’s businesses, or possible repurchase of fixed rate cumulative perpetual preferred stock issued by Discover to the U.S. Treasury under its Capital Purchase Program (subject to regulatory approval). The Company will grant the underwriters a 30-day option to purchase up to an additional 15 percent of the number of shares offered to cover over-allotments, if any. In addition, the Company intends to offer senior notes in the near future, subject to market conditions.

J.P. Morgan Securities Inc. is acting as sole book-running manager for both the common stock and proposed senior notes offerings. A copy of the prospectus supplement and prospectus relating to these securities may be obtained, when available, by contacting J.P. Morgan Securities Inc., Attn: Prospectus Department, 4 Chase Metrotech Center, CS Level, Brooklyn, NY 11245 or by calling 1-718-242-8002.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Discover Financial Services

Discover Financial Services (NYSE: DFS) is a leading credit card issuer and electronic payment services company with one of the most recognized brands in U.S. financial services. Since its inception in 1986, the company has become one of the largest card issuers in the United States. The company operates the Discover Card, America’s cash rewards pioneer, and offers student and personal loans, as well as savings products such as certificates of deposit and money market accounts. Its payments businesses consist of the Discover Network, with millions of merchant and cash access locations; PULSE, one of the nation’s leading ATM/debit networks; and Diners Club International, a global payments network with acceptance in 185 countries and territories.

Contacts:

Investors:

Craig Streem, 224-405-3575

craigstreem@discover.com

Media:

Leslie Sutton, 224-405-3965

lesliesutton@discover.com

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of Discover Financial Services’ management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements. These forward-looking statements speak only as of the date of this press release, and there is no undertaking to update or revise them as more information becomes available. The following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: the actions and initiatives of current and potential competitors; our ability to manage credit risks and securitize our receivables at acceptable rates and under sale accounting treatment; changes in economic variables, such as the availability of consumer credit, the housing market, energy costs, the number and size of personal bankruptcy filings, the rate of unemployment and the levels of consumer confidence and consumer debt; the level and volatility of equity prices, commodity prices and interest rates, currency values, investments, other market fluctuations and other market indices; the availability and cost of funding and capital; access to U.S. equity, debt and deposit markets; the ability to manage our liquidity risk; losses in our investment portfolio; the ability to increase or sustain Discover Card usage or attract new cardmembers and introduce new products or services; our ability to attract new merchants and maintain relationships with current merchants; our ability to successfully achieve interoperability among our networks and maintain relationships with network participants; material security breaches of key systems; unforeseen and catastrophic events; our reputation; the potential effects of technological changes; the effect of political, economic and market conditions and geopolitical events; unanticipated developments relating to lawsuits, investigations or similar matters; the impact of current, pending and future legislation, regulation and regulatory and legal actions, including new laws limiting or modifying certain credit card practices and legislation related to government programs to stabilize the financial markets; our ability to attract and retain employees; the ability to protect our intellectual property; the impact of any potential future acquisitions; investor sentiment; resolution of our dispute with Morgan Stanley; and the restrictions on our operations resulting from financing transactions.

Additional factors that could cause Discover Financial Services’ results to differ materially from those described in the forward-looking statements can be found under “Part I. Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended November 30, 2008 and under “Part II. Item 1A. Risk Factors” in the Company’s Quarterly Reports on Form 10-Q for the quarters ended February 28, 2009, and May 31, 2009, which are filed with the SEC and available at the SEC’s internet site (http://www.sec.gov).